Exhibit 99.2

           Financial Statement Schedules of the Company


Schedule Number          Description
----------------         ------------

I                        Summary of Investments - Other than
                         Investments in Related Parties

II                       Condensed Financial Information of
                         Registrant

III                      Supplementary Insurance Information

IV                       Reinsurance

V                        Valuation and Qualifying Accounts

VI                       Supplemental Information Concerning
                         Property - Casualty Insurance Operations

STONEVILLE INSURANCE COMPANY
SCHEDULE 1 - SUMMARY OF INVESTMENTS -
   OTHER THAN INVESTMENTS IN RELATED PARTIES
DECEMBER 31, 1996



Schedule I is not applicable. The Company had no investments at December 31, 1996.

STONEVILLE INSURANCE COMPANY
SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
DECEMBER 31, 1996



Schedule II is not applicable.

STONEVILLE INSURANCE COMPANY
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
DECEMBER 31, 1996



Schedule III is not applicable. The Company was inactive in 1996.

STONEVILLE INSURANCE COMPANY
SCHEDULE IV - REINSURANCE
DECEMBER 31, 1996



Schedule IV is not applicable.

STONEVILLE INSURANCE COMPANY
SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS
DECEMBER 31, 1996



Schedule V is not applicable.

STONEVILLE INSURANCE COMPANY
SCHEDULE VI - SUPPLEMENTAL INFORMATION CONCERNING PROPERTY-CASUALTY INSURANCE OPERATIONS
DECEMBER 31, 1996



Schedule VI is not applicable.  The Company was inactive in 1996.